                                                                   EXHIBIT 10.23

                               ADVISORY AGREEMENT

      This Advisory Agreement (this "Agreement") is made and entered into as of December 1, 2005, by and between Directed Electronics, Inc., a Florida corporation (the "Company") and Trivest Partners, L.P., a Florida limited partnership (the "Advisor").

      WHEREAS, the Company desires to retain the Advisor and the Advisor desires to perform for the Company certain services following the consummation of the Company's initial public offering of its common stock pursuant to the Securities Act of 1933, as amended (the "IPO").

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

      1. Term. This Agreement shall be in effect for an initial term commencing on the consummation of the IPO and ending on the tenth anniversary thereof (the "Term"), and shall be automatically extended thereafter on a year to year basis unless the Company or the Advisor provides written notice of its desire to terminate this Agreement to the other 90 days prior to the expiration of the Term or any extension thereof; provided that (i) either the Company or the Advisor may terminate this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach, and (ii) the Term shall automatically expire, and no further payment will be due hereunder, if Advisor and its affiliates, on a combined basis, hold less than twenty percent (20%) of the Company's outstanding voting capital stock. If this Agreement is terminated by the Advisor because of the breach of any of the material terms or provisions hereof by the Company, the Advisor shall be entitled to recover damages from the Company and shall not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities. No termination of this Agreement, whether pursuant to this Section 1 or otherwise, shall affect the Company's obligation with respect to the fees, costs and expenses incurred by the Advisor in rendering services hereunder and not paid and reimbursed by the Company as of the effective date of such termination.

      2. Services. The Advisor shall perform or cause to be performed the following services for the Company and its subsidiaries, as well as related services as may be reasonably requested by the Board of Directors of the Company (the "Board"):

            (a) identification, support, negotiation and analysis of acquisitions and dispositions by the Company and its subsidiaries; and

            (b) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness.

      3. Reimbursement of Expenses. The Company shall promptly pay (or reimburse) the Advisor for the reasonable out-of-pocket expenses incurred by the Advisor and its officers, employees, agents and representatives in connection with the services rendered hereunder (including, but not limited to, all costs and expenses incurred by the Advisor in connection with attending Board meetings). All obligations or expenses reasonably incurred by the Advisor (including, but not limited to, legal, accounting and other advisors' fees and expenses) in the performance of its duties under this Agreement shall be for the account of, on behalf of, and at the expense of the Company. The Advisor shall not be obligated to make any advance to or for the account of the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor shall the Advisor be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of such liability or obligation will be provided. In the event the Company utilizes the services of the Advisor's legal department, whether in connection with the services to be rendered by the Advisor hereunder or otherwise, then the Company shall promptly reimburse the Advisor for the reasonable fees and expenses of such legal department at prevailing rates.

      4. Transaction Fees.

            (a) During the Term, the Company shall pay to the Advisor a transaction fee in connection with the consummation of each acquisition or divestiture by the Company or its subsidiaries (excluding purchases or sales of equipment or inventory in the ordinary course of business) that is introduced or negotiated by the Advisor or any of its affiliates (the "M&A Compensation") plus all reasonable out-of-pocket expenses of the Advisor and/or its affiliates incurred in negotiating, analyzing, and executing such acquisition or divestiture. The M&A Compensation and such out-of-pocket expenses shall be paid at the closing of any such acquisition or divestiture. The M&A Compensation shall be a cash sum equal to the following percentage of the purchase price for the acquisition or disposition (which on acquisitions or divestitures of assets shall also include the book value of the assumed liabilities, and on acquisitions of stock shall also include liabilities of the acquired entity that are required to be paid with funds provided by the purchaser in connection with such acquisition).

PURCHASE PRICE                                             PERCENTAGE
--------------                                             ----------
$1 to and including $10,000,000                               3.0%
$10,000,000 to and including $50,000,000                      2.0%
over $50,000,000                                              1.0%

By way of illustration, an acquisition or disposition with a purchase price of $60,000,000 would generate M&A Compensation of $1,200,000 (3.00% of the first $10,000,000, 2.0% of the next $40,000,000 and 1.0% of the remaining
$10,000,000). This Section 4(a) shall not apply to any transaction (a "Sale of the Company") which is (x) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series of related transactions; (y) the sale or issuance, or series of related sales or issuances, of equity securities of the Company in any single transaction or series of related transactions which results in any person or group of affiliated persons (other than affiliates of the Advisor) owning (on a fully-diluted basis) more than 50% of the Company's securities having ordinary voting power to elect directors outstanding at the time of such sale or issuance or such series of sales and/or issuances; or (z) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation, the holders of the Company's securities having ordinary voting power to elect directors (on a fully-diluted basis) immediately prior to the merger or consolidation own securities of the surviving or resulting corporation representing 50% or less of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully-diluted basis). The amount of any fee payable to the Advisor in connection with a Sale of the Company shall be determined pursuant to the provisions of Section 4(d) below.

            (b) In the event of any public or private debt or equity financing by the Company or any of its subsidiaries negotiated by the Advisor, the Company shall pay to the Advisor a transaction fee of 1.5% on the amount of financing plus all reasonable out-of-pocket expenses of the Advisor and/or its affiliates incurred in negotiating, analyzing and executing such financing. Such fee and out-of-pocket expenses shall be paid at the closing of any such financing. Notwithstanding the foregoing, no fee shall be payable pursuant to this Section 4(b) if the financing is related to a transaction for which Advisor receives M&A Compensation.

            (c) Notwithstanding anything herein to the contrary, the Advisor acknowledges and agrees that the Company may from time to time engage the services of financial advisors in addition to the Advisor in connection with certain acquisitions, dispositions and financing transactions if, in the judgment of the Board, such engagement is in the best interests of the Company and its shareholders. In such event, the amount otherwise payable to the Advisor pursuant to Section 4(a) or 4(b) hereof may be reduced to an amount, to be determined through good faith negotiations between the Board and the Advisor, that reflects the Advisor's relative contribution to the applicable transaction. If the Board and the Advisor are unable to agree upon the amount of the reduced compensation, such compensation will be


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

determined by arbitration in Miami, Florida in accordance with the rules of the American Arbitration Association. The Company and the Advisor will share equally the cost of arbitration.

            (d) In the event of any other transaction not in the ordinary course of business or unusual efforts extended or results obtained by the Advisor on behalf or for the benefit of the Company or its subsidiaries, the Board and the Advisor shall in good faith determine a fair compensation arrangement to compensate the Advisor for such matters. Such compensation arrangement shall be subject to the approval of a majority of the disinterested members of the Board, which approval shall not be unreasonably withheld.

            (e) If at any time when a payment of a fee is due under this Agreement the Company (i) does not have sufficient available cash to make such payment, or (ii) is prohibited from making such payment pursuant to the terms of the Company's loan agreements or other financing arrangements, part or all of such payment, as the case may be, shall be deferred. All deferred amounts shall be immediately due and payable as soon as there is sufficient available cash or the payment is no longer prohibited under the loan agreements, as the case may be.

      5. Other Activities of the Advisor. The Company acknowledges and agrees that neither the Advisor nor any of the Advisor's affiliates, partners, employees or agents shall be required to devote full time and business efforts to the duties of the Advisor specified in this Agreement, but instead the Advisor shall devote only so much of such time and efforts as the Advisor reasonably deems necessary. The Company further acknowledges and agrees that the Advisor and its affiliates are engaged in the business of investing in, acquiring and/or managing businesses for the Advisor's own account, for the account of the Advisor's affiliates and associates and for the account of unaffiliated parties, and understands that the Advisor plans to continue to be engaged in such businesses (and other business or investment activities) during the Term. No aspect or element of such activities shall be deemed to be engaged in for the benefit of the Company or any of its subsidiaries nor to constitute a conflict of interest. Without limiting the generality of the foregoing, the Advisor shall be required to bring only those investments and/or business opportunities to the attention of the Company which the Advisor, in its sole discretion, believes appropriate, and nothing herein shall restrict the Advisor from investing or directly or indirectly engaging in competitive businesses.

      6. Liability. Neither the Advisor nor any of the Advisor's affiliates, partners, employees or agents shall be liable to the Company or its subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the Advisor's performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be finally judicially determined to result directly from gross negligence, willful misconduct or bad faith on the part of the Advisor, its affiliates, partners, employees or agents acting within the scope of their employment or authority. The Company recognizes and confirms that the Advisor will, from time to time in acting pursuant to this engagement, be using information in reports and other information provided by others, including, without limitation, information provided by or on behalf of the Company and its subsidiaries, and that the Advisor does not assume responsibility for and may rely, without independent verification, on the accuracy and completeness of any such reports and information. The Company hereby warrants that any information relating to the Company and its subsidiaries that is furnished to the Advisor by or on behalf of the Company will be fair, accurate and complete and will not contain any material omissions or misstatements of fact. The Company agrees that any information or advice rendered by the Advisor or its representatives in connection with this engagement is for the confidential use of the Board only, and, except as otherwise required by law, the Company will not and will not permit any third party to disclose or otherwise refer to such advice or information in any manner without such Advisor's prior written consent.

      7. Indemnification of Advisor. The Company hereby agrees to indemnify and hold harmless the Advisor and its present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") from and against any and all claims, liabilities, losses and damages (or actions in respect thereof), in any way related to or arising out of the performance by such Indemnified Person of services under this Agreement, and to advance and reimburse each Indemnified Person on a monthly basis for


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

reasonable legal and other expenses incurred by it in connection with or relating to investigating, preparing to defend, or defending any actions, claims or other proceeding (including any investigation or inquiry) arising in any manner out of or in connection with such Indemnified Person's performance or non-performance under this Agreement (whether or not such Indemnified Person is a named party in such proceedings); provided, however, that the Company shall not be responsible under this paragraph for any claims, liabilities, losses, damages, or expenses to the extent that they are finally judicially determined to result from actions taken by such Indemnified Person that constitute gross negligence or willful misconduct. The provisions of Section 6 and this Section 7 shall survive any termination of this Agreement.

      8. Independent Contractor. The Advisor shall be an independent contractor, and nothing contained in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Company and the Advisor, (ii) to cause the Advisor to be responsible in any way for the debts, liabilities or obligations of the Company or any other party, or (iii) to constitute the Advisor or any employees of the Advisor or any of its affiliates as employees, officers or agents of the Company.

      9. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy (with receipt confirmed) on a business day during regular business hours of the recipient (or, if not, on the next succeeding business day) or one business day after being sent by reputable overnight courier service (charges prepaid).

                 To the Company:

                 Directed Electronics, Inc.
                 1 Viper Way
                 Vista, CA  92081
                 Attention:  James E. Minarik

                 To the Advisor:

                 Trivest Partners, L.P.
                 2665 S. Bayshore Drive
                 Suite 800
                 Miami, FL  33133
                 Attention:  Troy D. Templeton

      10. Assignment. Without the consent of the Advisor, the Company shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. Without the prior written consent of the Company, the Advisor shall not assign, transfer or convey any of its rights, duties or interests under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it under this Agreement; provided that the Advisor may, without the consent of the Company, assign its rights and obligations under this Agreement to any of its affiliates (but only if such affiliate is a person or entity controlled by the Advisor, or in the case of an affiliate which is a partnership, the Advisor is the ultimate general partner of such partnership). The assignor shall remain liable for the performance of any assignee.

      11. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

      12. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.


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

      13. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

      14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or enforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

      15. Third Party Beneficiaries.

            (a) Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement; provided that the "Administrative Agent", as such term is defined in that certain Credit Agreement, dated as of June 17, 2004 (the "Credit Agreement"), among DEI Sales, Inc., the "Lenders" named therein, and Wachovia Bank, National Association, as administrative agent for the Lenders, as the same may be amended, modified, restated or otherwise supplemented from time to time, shall be deemed to be a third party beneficiary for purposes of Section 4(e) above.

            (b) The Advisor hereby agrees that the payment obligations of the Company under this Agreement, and the right of the Advisor to receive payments under this Agreement are subordinated to payment of all amounts owing or that become owing under the Credit Agreement and that payments under this Agreement may be made only as permitted in the Credit Agreement. Subordination of amounts payable under this Agreement on the terms set forth herein shall be effective
(i) in any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of any of the Company or any of its successors, assigns or transferees and (ii) against any transferee or assignee of the Advisor. The Advisor also agrees that if it receives any payment under this Agreement that is not permitted by the Credit Agreement it will promptly turn over such payment to the Administrative Agent, if amounts are outstanding under the Credit Agreement.

      16. Delivery by Facsimile. This Agreement and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

                                    * * * * *


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


      IN WITNESS WHEREOF, the parties have executed this Advisory Agreement as of the date first written above.

                                    DIRECTED ELECTRONICS, INC.



                                    By:  /s/ James E. Minarik
                                       -----------------------------------------
                                         James E. Minarik,
                                         President and Chief Executive Officer



                                    TRIVEST PARTNERS, L.P.

                                    By:  Trivest III, Inc.,
                                         its general partner



                                         By: /s/ Troy D. Templeton
                                            ------------------------------------
                                             Troy D. Templeton


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